Exhibit 10.1

STOCK CREDIT PLAN FOR 2008-2009

Of

MACY'S, INC.

1. Purpose of the Plan.

The purpose of this Plan is to further the achievement of certain priorities of the strategic plan of Macy's, Inc. (the "Company") by offering long-term incentives in addition to current compensation to those officers and key employees of the Company and its subsidiaries who will be largely responsible for such achievement.

2. Administration of the Plan.

The Plan shall be administered by the Compensation and Management Development Committee of the Board of Directors of the Company (the "Committee").  No member of the Committee while serving as such shall be eligible for participation in the Plan.

Subject to the provisions of the Plan, the Committee shall have exclusive power to select the employees to be granted Stock Credits, to determine the number of Stock Credits to be granted to each employee selected, to determine the type of Stock Credits to be granted to each participant, to determine the time or times when Stock Credits will be granted, and to determine that all participants shall be of a single class or to divide participants into different classes. Subject to the requirements of Section 409A and the terms of this Stock Credit Plan, the Committee shall determine the time or times, and the conditions, subject to which any awards may become payable and may, in its sole discretion, waive or accelerate any provision of this Plan. In the case of the CEO's grants, any actions recommended by the Committee are subject to approval by the Board of Directors.

Decisions and determinations by the Committee shall be final and binding upon all parties, including shareholders, participants, and other employees. The Committee shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan.

3. Participation.

Individual participants in the Plan shall be selected by the Committee from key employees of the Company and its subsidiaries. The term "employee" shall mean any person (including any officer) employed by the Company or a subsidiary on a salaried basis and, except as provided in Section 2 above with respect to Committee members, no employee shall be excluded because he is also a Director of the Company or any of its subsidiaries.

4. Stock Credits.

Awards under this Plan shall be granted to a participant in the form of Stock Credits ("Stock Credits"), which shall be credited to a Stock Credit Account to be maintained for such participant. Each Stock Credit shall be deemed to be equivalent in value to one share of Common Stock of the Company.  Stock Credits awarded under this Plan shall be credited with dividend equivalents during the Holding Period until such Stock Credits are forfeited or paid out pursuant to Section 7 or 8 below.  Dividend equivalents, which will be paid only on whole, not fractional, Stock Credits, will be converted to additional Stock Credits (in whole and fractional shares) based on the 20-trading day average closing price of the Common Stock of the Company as reported on the New York Stock Exchange ending on the record date for the dividend.

The Committee may award the following Stock Credits:  (i) Core Stock Credits, a portion of which may be earned based on achievement of certain strategic objectives of the Company during the Performance Period ("Performance-Based Core Stock Credits"), and a portion of which may be earned based solely on the participant's service ("Time-Based Core Stock Credits"), and (ii) on a limited basis, My Macy's/Consolidation Stock Credits, which may be earned based on achievement of certain strategic objectives related to sales in the My Macy's regions and division consolidation savings during the Performance Period.

5. Time of Grant of Awards.

The Committee shall make grants of awards of Stock Credits during the first year of the Performance Period (i.e., Spring 2008).

6. Right to Payment of Stock Credits.

A participant shall have no right to receive payment for any part of his Stock Credits and all of his Stock Credits shall be forfeited unless he remains in the employment of the Company or a subsidiary at all times from the date of grant of the award through the earliest to occur of:

(a)        the last day of the Holding Period;

(b)        his retirement date (defined as any time after age 62 with at least 10 years of vesting service, as determined for purposes of the Macy's, Inc. Cash Account Pension Plan) during the Performance Period or the Holding Period;

(c)        his retirement date (defined as any time between age 55 and age 62 with at least 10 years of vesting service, as determined for purposes of the Macy's, Inc. Cash Account Pension Plan) during the Holding Period;

(d)        his involuntary termination without Cause;

(e)        with respect to Time-Based Core Stock Credits, his death while employed by the Company or a subsidiary or, with respect to Performance-Based Core Stock Credits and My Macy's/Consolidation Stock Credits, his death during the Holding Period;

(f)         with respect to Time-Based Core Stock Credits, Total Disability while employed by the Company or a subsidiary or, with respect to Performance-Based Core Stock Credits and My Macy's/Consolidation Stock Credits, Total Disability during the Holding Period; or

(g)        the circumstances described in Section 7.

The extent to which a participant earns the right to receive payment of all or part of the Stock Credits in an award grant shall be determined by the Committee, as follows:

(a)        for those participants who receive Time-Based Core Stock Credits, each participant shall receive all such Time-Based Stock Credits;

(b)        for those participants who receive Performance-Based Core Stock Credits, each participant shall receive payment of the same percentage of those Performance-Based Core Stock Credits as all other participants; and

(c)        for those participants who receive My Macy's/Consolidation Stock Credits, each participant shall receive payment of the same percentage of those My Macy's/Consolidation Stock Credits as all other participants who receive My Macy's/Consolidation Stock Credits.

Any Stock Credits allocated to a participant that are not paid shall be forfeited.  Payment of Stock Credits shall include any applicable dividend equivalents credited to such Stock Credits pursuant to Section 4.

A participant who, during the Performance Period (i) retires at or after age 62 with at least 10 years of vesting service, or (ii) is terminated without Cause, will receive a payment equal to the number of Stock Credits earned during the Performance Period under this Section 6 multiplied by a fraction, the numerator of which is the number of months that the participant was employed during the Performance Period and the denominator of which is 24.  The payment will be made at the same time and in the same manner as applicable to the active participants.

A participant who, during the Holding Period (i) retires at or after age 62 with at least 10 years of vesting service, or (ii) is terminated without Cause, will receive the number of Stock Credits earned during the Performance Period under this Section 6. The payment will be made at the same time and in the same manner as applicable to the active participants.

A participant who retires during the Holding Period between age 55 and 62 with at least 10 years of vesting service will be entitled to a pro-rata payment of his Stock Credits equal to the number of Stock Credits (whether Time Based or Performance Based, and including dividend equivalents) earned during the Performance Period under this Section 6, one-half of which is multiplied by a fraction, the numerator of which is the total number of months that the participant was employed during the Performance Period plus the Holding Period and the denominator of which is 48 and the other half of which is multiplied by a fraction, the numerator of which is the total number of months that the participant was employed during the Performance Period plus the Holding Period and the denominator of which is 60. The payment will be made at the same time and in the same manner as applicable to the active participants.

In the case of death or Total Disability during the Performance Period, a payment equal to the pro-rata portion of the Time-Based Core Stock Credits earned by the participant, discounted to present value (using the Company's standard discount rate) at the time of death or determination of the Total Disability, will be made to the participant's designated beneficiary, or if no beneficiary has been designated, to the participant's estate or to the participant, such pro-ration to be based on the number of months that the participant was employed during the Performance Period.

In the case of death or Total Disability during the Holding Period, a lump sum payment of the discounted present value of the account (using the Company's standard discount rate) will be made to the participant's designated beneficiary, or if no beneficiary has been designated, to the participant's estate or to the participant.

Except as otherwise determined by the Committee in accordance with this Plan, a participant's right to receive payment for his Stock Credits shall be forfeited automatically and without further notice on the date that the participant ceases to be an employee of the Company or a subsidiary by reason other than as set forth above prior to the last day of the Holding Period.

The Committee may, if in the opinion of the Committee circumstances warrant such action, approve payment of any or all of the Stock Credits which would otherwise be forfeited as a result of a participant failing to remain in the employment of the participating Companies for the required period. Any such payment will be made as prescribed in Section 8, or if the Committee so determines, 30 days after the earliest date, if any, permitted by Section 409A.

7. Change in Control

Upon a Change in Control, the strategic plan objectives for Performance-Based Core Stock Credits, and if applicable, My Macy's/Consolidation Stock Credits, shall be deemed achieved, and all service requirements for Time-Based Core Stock Credits will be deemed satisfied.  In addition, Participants shall be paid 100% of the Stock Credit balance on the 10th day after a Change in Control.  The value of a Participant's Stock Credit balance shall be based on the value at which the Company's stock is purchased or exchanged pursuant to the Change in Control agreement, or if the Change in Control does not involve a purchase or exchange of the Company's stock, such value shall be based on the 20-trading day average closing price of the Company's common stock immediately preceding the Change in Control, as reported on the New York Stock Exchange.  Notwithstanding the foregoing, in the event that a Change in Control fails to meet the requirements of Section 409A, payment shall be made at the same time and in the same manner as applicable to active participants absent a Change in Control.

8. Form and Timing of Payment.

All payments shall be made wholly in cash.  Except as otherwise provided herein with respect to death, Total Disability or a Change in Control, payments shall be made to the holder of Stock Credits in two installments.  The first installment, equal to 50% of the Stock Credits and 50% of the dividends to be paid pursuant to Section 6 above will be made in a lump sum on or as soon as practicable after January 28, 2012, but in no event later than December 31, 2012.  The second installment, equal to the remainder of the participant's Stock Credits and dividends to be paid pursuant to Section 6, above, will be made in a lump sum on or as soon as practicable after February 2, 2013, but in no event later than December 31, 2013.  The amount of cash to be paid shall be based on the 20-trading day average closing price of the Company's common stock immediately preceding the last day of the company's fiscal year immediately preceding the year of payment, as reported on the New York Stock Exchange.

For a participant (or a participant's designated beneficiary or if no beneficiary has been designated, the participant's estate) who becomes entitled to payment under Section 6, above as a result of death or Total Disability, payment shall be made 90 days after the date of the death or determination by the Committee of a participant's Total Disability.  Such payment shall be made in a single lump sum.  Notwithstanding the foregoing, in the event that Total Disability fails to meet the requirements of Section 409A, payment shall be made at the same time and in the same manner as applicable to active participants.

Payments shall not be considered compensation for purposes of the Company's qualified or nonqualified retirement plans or its group health and welfare benefit plans.

9. Miscellaneous Provisions.

A.         An employee's rights and interests under the Plan may not be assigned or transferred. In the case of an employee's death, payment of Stock Credits due under this Plan shall be made to his designated beneficiary or if no beneficiary has been designated, to his estate.

B.         No employee or other person shall have any claim or right to be granted an award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of any participating Company.

C.        The Company shall have the right to deduct from all awards paid in cash any taxes or other amounts required by law to be withheld with respect to such cash awards.

D.        As used in this Plan, the following terms shall have the following meanings:

"Cause", as it relates to the termination of a participant's employment, means "cause" as defined in any employment agreement the participant may have with the Company or a Subsidiary or, if no such agreement exists cause shall mean:

(i)         An intentional act of fraud, embezzlement, theft or any other material violation of law in connection with the Employee's duties or in the course of his employment with the Company;

(ii)        Intentional wrongful damage to material assets of the Company;

(iii)       Intentional wrongful disclosure of material confidential information of the Company;

(iv)       Intentional wrongful engagement in any competitive activity which would constitute a material breach of the duty of loyalty; or

(v)        Intentional breach of any stated material employment policy of the Company.

No act, or failure to act, on the part of an Employee shall be deemed "intentional" if it was due primarily to an error in judgment or negligence but shall be deemed "intentional" only if done, or omitted to be done, by the Employee not in good faith and without reasonable belief that his action or omission was in or not opposed to the best interest of the Employer.  Failure to meet performance standards or objectives of the Company shall not constitute Cause for purposes hereof.

     "Change in Control," means the occurrence during the term of this plan of any of the following events:

(i)         The Company is merged, consolidated, or reorganized into or with another corporation or other legal entity, and as a result of or immediately following such merger, consolidation, or reorganization less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such transaction are held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock") immediately prior to such transaction;

(ii)        The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal entity and, as a result of or immediately following such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

 (iii)      There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report or item therein), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 25% or more the of the combined voting power of the Voting Stock of the Company (a "25% holder"), provided, however that no such person will be deemed to constitute a 25% holder by reason of such person's increase in percentage ownership of Voting Stock resulting from repurchases of Voting Stock by the Company or any subsidiary unless thereafter such person purchases or otherwise acquires more than 100,000 additional shares of Voting Stock;

 (iv)      The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, or report or item therein) that a change in control of the Company has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

 (v)        If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (v) the following persons will in all events be deemed to be directors of the Company as of the beginning of the relevant two-year period: each director who is first elected, or first nominated for election by the Company's stockholders, by a vote of at least two-thirds of the directors of the Company (or a committee thereof) then still in office who were directors of the Company at the beginning of the relevant two-year period (including any person deemed to be a director pursuant to the immediately preceding clause).

Notwithstanding the foregoing provisions of Section (iii) or (iv), unless otherwise determined in a specific case by majority vote of the Board of Directors of the Company (the "Board"), a "Change in Control" will not be deemed to have occurred for purposes of clauses (iii) or (iv) solely because (1) the Company, (2) an entity in which the Company, directly or indirectly, beneficially owns 50% or more of the voting securities (an "Affiliate"), or (3) any employee stock ownership plan or any other employee benefit plan of the Company or any Affiliate either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K, or Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 25% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

 "Holding Period," means the period beginning on the date following the Performance Period and ending on the following dates: (i) in the case of 50% of the Stock Credits and any dividends thereon, the last day of Company's fiscal year that begins in 2011 and (ii) in the case of the remaining 50% of Stock Credits and any dividends thereon, the last day of Company's fiscal year that begins in 2012.

"Performance Period" means the period during which the Company's achievement of its strategic plan for Performance-Based Core Stock Credits and/or My Macy's/Consolidation Stock Credits is measured (i.e., the fiscal years of the Company that begin in 2008 and 2009).

"Section 409A" means Section 409A of the Internal Revenue Code of 1986, as amended, and also including final regulations or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

"Subsidiary" means any corporation or other entity a majority of whose outstanding voting power is held, directly or indirectly, by the Company.

"Total Disability" means, because of physical or mental impairment a participant is unable to perform his duties for a period of 12 months or the Social Security Administration makes a determination that an employee is disabled.  The Committee, upon the basis of such evidence, shall make all determinations as to the date and extent of disability of any participant as the Committee deems necessary and desirable.

10. Amendments and Termination.

The Board of Directors may at any time amend or terminate this Plan with regard to any or all Stock Credits, whether awarded or not, including to comply with Section 409A of the Internal Revenue Code; provided that, upon a Plan termination, payments with respect to outstanding Stock Credits will be made 30 days after the earliest date, if any, permitted by Section 409A. . No amendment of termination may be made or effected if it would cause the Plan to fail to comply with Section 409A.  If circumstances warrant, the Committee may, during the Performance Period, modify the objectives or the minimum level of achievement necessary to earn payment of Performance-Based Core Stock Credits and My Macy's/Consolidation Stock Credits. Except as specifically provided in this Plan, the acceleration of any payment is prohibited.

11. Governing Law; Plan Interpretation

The interpretation, performance, and enforcement of this Plan shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof. To the extent applicable, it is intended that the compensation arrangements under this Plan be in full compliance with Section 409A.  This Plan shall be construed in a manner to give effect to such intention.

12. Effective Date of the Plan.

The Plan shall be effective as of March 21, 2008.